Exhibit 99.2

BOSTON OMAHA CORPORATION
AND
JAG, INC

UNAUDITED PROFORMA COMBINED BALANCE SHEET
AND
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

DECEMBER 31, 2015

BOSTON OMAHA CORPORATION
AND JAG, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

DECEMBER 31, 2015

ASSETS

		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined

Current Assets:
Cash	$13,189,066	$(6,954,246)	(2)	$6,234,820
Accounts receivable, net	276,750	106,340	(2)	383,090
Prepaid expense	70,484	-		70,484

Total Current Assets	13,536,300	(6,847,906)		6,688,394

Property and Equipment:
Structures and displays	4,548,473	3,252,940	(2)	7,801,413
Office equipment	2,633	-		2,633
Vehicles and equipment	-	79,737	(2)	79,737
Accumulated depreciation	(307,367)	-		(307,367)

Total Property and Equipment, net	4,243,739	3,332,677		7,576,416

Other Assets:
Goodwill	4,389,664	2,072,038	(2)	6,461,702
Intangible assets, net	958,265	1,443,191	(2)	2,401,456
Investment in unconsolidated affiliate	657,528	-		657,528

Total Other Assets	6,005,457	3,515,229		9,520,686

Total Assets	$23,785,496	$-		$23,785,496

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$152,672	-		$152,672
Accounts payable, stockholder	2,721	-		2,721
Notes payable, stockholders	100,000	-		100,000
Accrued interest, stockholders	4,384	-		4,384
Deferred revenue	30,204	-		30,204

Total Current Liabilities	289,981	-		289,981

Stockholders' Equity:
Preferred stock, $.001 par value, 1,300,000 shares authorized, 0 shares issued and outstanding	-	-		-
Common stock, $.001 par value, 28,700,000 shares authorized, 1,716,954 shares issued and outstanding	1,717	-		1,717
Class A common stock, $.001 par value, 1,300,000 shares authorized, 1,055,560 issued and outstanding	1,056	-		1,056
Additonal paid-in capital	25,062,544	-		25,062,544
Accumulated deficit	(1,569,802)	-		(1,569,802)

Total Stockholders' Equity	23,495,515	-		23,495,515

Total Liabilities and Stockholders' Equity	$23,785,496	$-		$23,785,496

See accompanying notes to unaudited pro forma combined financial statements.

BOSTON OMAHA CORPORATION
AND JAG, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined
Revenues:
Billboard rentals	$713,212	$1,518,693	(2)	$2,231,905
Service income	-	152,995	(2)	152,995
Consulting fees, related party	9,700	-		9,700

Total Revenues	722,912	1,671,688		2,394,600

Costs and Expenses:
Cost of revenues (exclusive of depreciation and amortization)	229,507	617,252	(2)	846,759
Professional fees	737,451	-		737,451
Depreciation	307,367	234,821	(2)	542,188
Leased employees	241,803	-		241,803
Salaries, taxes and benefits	-	731,276	(2)	731,276
General and administrative	153,715	195,575	(2)	349,290
Amortization	150,436	298,759	(2)	449,195
Rent, related party	-	66,000	(2)	66,000
Bad debt expense	9,511	1,588	(2)	11,099

Total Costs and Expenses	1,829,790	2,145,271		3,975,061

Net (Loss) Income from Operations	(1,106,878)	(473,583)		(1,580,461)

Other Income (Expense):
Interest income	-	586	(2)	586
Equity in income (loss) of unconsolidated affiliate	3,813	-		3,813
Gain on sale of investment in unconsolidated affiliate	78,150	-		78,150
Interest expense	(22,508)	(16,751)	(2)	(39,259)

(Loss) Income Before Income Tax	(1,047,423)	(489,748)		(1,537,171)

Income Tax (Provision) Benefit	-	205,221	(3b )	205,221

Net (Loss) Income	$(1,047,423)	$(284,527)		$(1,331,960)

Basic and Diluted Net (Loss) Income per share	$(0.71)		(3a )	$(0.90)

Basic and Diluted Weighted Average
Shares Outstanding	1,481,310		(3a )	1,481,310

See accompanying notes to unaudited pro forma combined financial statements.

BOSTON OMAHA CORPORATION
AND JAG, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA INFORMATION

NOTE 1.  BASIS OF PRESENTATION

The unaudited pro forma combined balance sheet has been prepared by applying pro forma adjustments to Boston Omaha Corporation's ("Boston Omaha") ("the Company") audited balance sheet as of December 31, 2015.

The unaudited pro forma combined statement of operations for the year ended December 31, 2015 has been prepared from Boston Omaha's audited statement of operations for the year ended December 31, 2015 and from Jag, Inc.'s  ("Jag") audited statement of operations for the year ended December 31, 2015.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Boston Omaha and Jag as follows:

Boston Omaha's audited financial statements for the years ended December 31, 2015 and 2014 and the notes relating thereto, as found in its Form 10-K which was filed on March 30, 2016.

Jag's audited financial statements for the year ended December 31, 2015 and the notes relating thereto included elsewhere in this Form 8-K/A.

NOTE 2.	PURCHASE OF ASSETS

On February 16, 2016, Link Media Wisconsin, LLC ("LMW") a wholly-owned subsidiary of Boston Omaha purchased 422 billboard displays, directional signs, equipment and related assets from a private seller, Jag, for a purchase price of $6,954,246.  The purchase price is subject to certain post-closing adjustments.  The provisional allocation of the purchase price is as follows:

Recognized Amount of Identifiable Assets Acquired and Liabilities Assumed

Property and Equipment:
Structures and displays	$3,252,940
Vehicles, tools, and equipment	79,737

Total Property and Equipment	3,332,677

Intangible Assets:
Customer relationships	694,400
Permits and lease acquisition costs	589,491
Noncompetition agreement	104,300
Easement	55,000
Goodwill	2,072,038

Total Intangible Assets	3,515,229

Accounts receivable	106,340

Total Identifiable Assets Acquired	6,954,246

Liabilities assumed	-

Total Identifiable Net Assets	$6,954,246

BOSTON OMAHA CORPORATION
AND JAG, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA INFORMATION

NOTE 2.	PURCHASE OF ASSETS (Continued)

The allocation of the purchase price is based on internal information and will be revised when the independent appraisal has been completed.

Depreciation has been provided for structures and displays on a straight-line basis for their estimated useful lives, expected to range from ten to fifteen years.  Amortization has been provided for the intangible assets having finite lives expected to be three to fifty years.

NOTE 3.	PRO FORMA ADJUSTMENTS

Earnings per share

The basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding.

Income Tax (Provision) Benefit

Federal and state income taxes have been provided at statutory rates.